Exhibit 99.2

The Arena Group Signs Binding LOI to Combine with Bridge Media Networks, Creating Diversified Media Leader

Combination To Expand Video Capabilities Across OTT, CTV, FAST Channels, and OTA As Well As Significant Advertising and Capital Commitments

Company will Extend and Amend Long-Term Debt, Strengthening Balance Sheet

Simplify Inventions to Invest $50 Million in Cash, Contribute its Bridge Media Network Business and Certain Other Assets and Commit to a Guaranteed Advertising Commitment of $60 Million

Investment Consists of Purchase of 5 Million Shares at $5, $25 Million of Preferred Stock and the Contributions of Assets and Advertising Commitment That Will Result in 65% Ownership of Arena

NEW YORK – August 14, 2023 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“we,” “us,” “our,” the “Company” or “The Arena Group”), a technology platform and media company home to more than 265 brands, including Sports Illustrated, TheStreet, Parade Media (“Parade”), Men’s Journal, and HubPages, today announced that it has signed a binding letter of intent with Simplify Inventions, LLC (“Simplify”) and its founder, Manoj Bhargava, founder of 5-hour ENERGY®, to acquire certain assets of its subsidiary Bridge Media Networks, a dynamic and innovative, privately held media group with two national television networks distributed across more than 100 owned and affiliated Over-The-Air (“OTA”) stations, 35 OTT, CTV agreements, and multiple MVPD and cable agreements, creating a well-capitalized, growing media leader with digital, commerce, print and video capabilities all supported by a unified technology platform.

Highlights of the proposed combination include:

●	The existing assets of The Arena Group will be combined with the video programming, distribution, and production assets of Bridge Media Networks, including its two 24-hour networks, NEWSnet and Sports News Highlights, as well as the automotive and travel properties Driven and TravelHost, further expanding The Arena Group’s vertical business ecosystems.
●	As part of the transaction, The Arena Group will receive a $50 million cash investment, a five-year guaranteed advertising commitment of approximately $60 million from a group of consumer brands also owned by Simplify, including 5-hour ENERGY®, and the Bridge Media Networks operations. As consideration, Simplify will receive $25 million of preferred stock at a 10% non-cash payment-in-kind (“PIK”) coupon with a term of five years from the closing date, and common equity which will represent approximately 65% ownership of the combined company on a fully diluted basis based on $5 per share.
●	The Arena Group intends to use a portion of this cash to reduce its debt by $20 million from current levels.
●	B. Riley Financial has agreed to extend the maturity of the remaining debt held by it from December 31, 2023 to December 31, 2026 at a fixed rate of 10%.

The addition of Bridge Media Networks’ assets is expected to be accretive to The Arena Group’s earnings in 2024 and beyond. The proposed transaction is subject to finalization of a definitive agreement, the completion of due diligence, approval by The Arena Group’s shareholders, the receipt of any required regulatory approvals, and certain other closing conditions. Closing is expected in the fourth quarter of 2023.

“This strategic combination dramatically accelerates our planned expansion across the video ecosystem. Our immediate opportunity to create, distribute and monetize premium video content across all linear, digital and connected ecosystems provides a lucrative opportunity for The Arena Group. The production capabilities and opportunities with advertisers will further diversify our offerings,” commented Ross Levinsohn, Chairman and Chief Executive Officer of The Arena Group. “By combining with two established networks with significant linear and digital distribution, The Arena Group will have a significant presence in OTT, CTV, and Free Ad Support Television (“FAST”) channels, some of the fastest-growing segments of the video market. The production resources of Bridge Media Networks will provide a dramatic boost to our video capabilities which we believe will unlock significant revenue opportunities for the combined company. The result will be a more diverse and distributed organization with additional ways to reach consumers and support advertising clients across video platforms.”

“Simultaneously, this proposed transaction will extend the maturity of our debt by three years at a very favorable rate, providing us optionality and a more stable foundation from which to operate,” added Levinsohn. “Combined, we expect to have a diversified, multi-platform, well-capitalized organization, with greater scale, expanded margins, and an accelerated path to profitability.”

“This combination of broadcast, digital and brands will be ‘one plus one is eleven’ – not two or even three. And we’re just getting started,” commented Manoj Bhargava, the founder and CEO of Innovations Ventures LLC (dba Living Essentials LLC), the company known for producing the 5-hour ENERGY® drink. Simplify Inventions LLC, IV Media LLC and Bridge Media Networks LLC are all founded and led by Bhargava. He is a global philanthropist and is dedicating most of his wealth to help the poorest third of the world. He also owns or is a major investor in other companies, including HANS Premium Water, Diagnostic Green, Stage2 Innovations, and Bleecker Street Entertainment.

Bryant Riley, Chairman and Chief Executive Officer of B. Riley Financial, currently the largest equity and debt holder of The Arena Group, added, “We believe this is a transformational transaction for The Arena Group, combining an experienced management team with a history of making accretive acquisitions with a well-financed partner who shares the vision that the media space is ripe for investment and opportunity.”

In 2022, The Arena Group doubled its verticals through organic and inorganic growth, including acquiring Parade, Men’s Journal, Fexy Studios, and the Adventure Network, and grew annual revenue growth from $53.3 million in 2019 to $220.9 million in 2022. Despite a challenging advertising market, The Arena Group delivered improved second quarter financial results across key operating metrics, including top-line revenue growth.

Proposed Transaction Timeline

●	The transaction is expected to close in the fourth quarter of 2023, subject to negotiation of definitive agreements, the completion of due diligence, the approval of The Arena Group’s shareholders, the receipt of any required regulatory approvals, and certain other closing conditions.
●	The Company anticipates that integration of the respective businesses will be completed in early 2024.
●	Additional details regarding the transaction are available in the Form 8-K filed with the Securities and Exchange Commission (“the SEC”) today, August 14, 2023.

Conference Call

Ross Levinsohn, The Arena Group’s Chief Executive Officer, Doug Smith, Chief Financial Officer, and Andrew Kraft, Chief Operating Officer, will host a conference call and live webcast to review the Company’s second quarter financial results and discuss select details of this proposed transaction. The call will take place at 4:30 p.m. ET today. To access the call, please dial 800-285-6670 (toll free) or 713-481-1320. The conference call will also be webcast live on the Investor Relations section of The Arena Group’s website at https://investors.thearenagroup.net/news-and-events/events.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. ET on August 14, 2023 until 11:59 p.m. ET on August 28, 2023 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 48775.

About The Arena Group

The Arena Group (NYSE American: AREN) is an innovative technology platform and media company with a proven cutting-edge playbook that transforms media brands. Our unified technology platform empowers creators and publishers with tools to publish and monetize their content, while also leveraging quality journalism of anchor brands like Sports Illustrated, TheStreet, Parade, Men’s Journal, and HubPages to build their businesses. The company aggregates content across a diverse portfolio of over 265 brands, reaching over 100 million users monthly. Visit us at thearenagroup.net and discover how we are revolutionizing the world of digital media.

About Bridge Media Networks

Bridge Media Networks is a dynamic and innovative media group that offers a wide range of platforms for delivering the latest news, sports, automotive, and travel content. Bridge Media Networks’ portfolio includes over-the-air television stations, two national television networks, cutting-edge streaming platforms, and dynamic websites designed to keep viewers informed and entertained. Bridge Media Networks’ unwavering commitment is to provide viewers with the most comprehensive and impartial content possible through its flagship brands: NEWSnet, Sports News Highlights, Driven, and TravelHost.

Forward Looking Statements

In addition to historical information, this communication contains forward-looking statements within the meaning of applicable securities law, including statements regarding the expected timing, completion and effects of the proposed transaction with Bridge Media Networks (the “Proposed Transaction”). These forward-looking statements include, but are not limited to, statements regarding the expected execution of definitive documentation relating to the Proposed Transaction and the timing and completion of the Proposed Transaction. You can identify these statements by the use of terminology such as “believe”, “expect”, “will”, “should”, “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, the inability of the Company and Simplify to agree on mutually satisfactory terms and conditions to the definitive documentation related to the Proposed Transaction, the possibility that the conditions precedent to the Proposed Transaction may not be satisfied or waived; rejection of the Proposed Transaction by the Company’s stockholders; delay in closing the Proposed Transaction or the possibility of non-consummation of the Proposed Transaction, expected revenues, synergies and other benefits of the Proposed Transaction might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, the requisite regulatory approvals and clearances for the Proposed Transaction may be delayed or may not be obtained, the definitive documentation for the Proposed Transaction may be terminated, business disruptions may occur following or in connection with the Proposed Transaction and diversion of management’s attention due to the Proposed Transaction. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the “Risk Factors” section of the Company’s SEC filings, including the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not give any assurance that it will achieve its expectations. The Company undertakes no obligation to update any of these forward-looking statements for any reason after the date of this communication or to conform these statements to actual results or revised expectations, except as required by law.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Proposed Transaction or otherwise.

Additional Information and Where to Find It

In connection with the Proposed Transaction, the Company intends to file relevant materials with the SEC, including a preliminary and definitive proxy statement to be filed by the Company. The definitive proxy statement and proxy card will be delivered to the stockholders of the Company in advance of the special meeting relating to the Proposed Transaction. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at the Company’s website copies of materials it files with, or furnishes to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Proposed Transaction. Information regarding the special interests of these directors and executive officers in the Proposed Transaction will be included in the definitive proxy statement referred to above. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its definitive proxy statement for the 2023 annual meeting of stockholders. Additional information regarding the interests of such individuals in the Proposed Transaction will be included in the definitive proxy statement relating to the Proposed Transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Investor Relations Contact

Rob Fink

FNK IR

Aren@fnkir.com

646.809.4048

Media Contacts:

Rachael Fink

Manager, Public Relations, The Arena Group

Rachael.fink@thearenagroup.net